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                                                                    Exhibit 24

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of American Bio Medica Corporation whose signature appears below hereby appoints Keith E. Palmer as true and lawful attorney-in-fact and agent with full power of substitution, to execute for him and on his behalf in any and all capacities, this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto, and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might and could do in person, hereby ratifying and confirming all that said attorney-in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 4th day of March, 2002.

/s/ Gerald Moore
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Gerald Moore

/s/ Stan Cipkowski
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Stan Cipkowski

/s/ Edmund Jaskiewicz
----------------------------
Edmund Jaskiewicz

/s/ Denis M. O'Donnell, M.D.
----------------------------
Denis M. O'Donnell, M.D.

/s/ Robert L. Aromando Jr.
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Robert L. Aromando, Jr.